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                                                                     EXHIBIT 5.1



                                                       VINSON & ELKINS L.L.P.
                                                       2300 FIRST CITY TOWER
                                                       1001 FANNIN STREET
                                                       HOUSTON, TEXAS 77002-6760
                                                       TELEPHONE (713)758-2222
                                                       FAX (713) 758-2346
                                                       www.velaw.com

May 30, 2003


Enterprise Products Partners L.P.
Enterprise Products Operating L.P.
2727 N. Loop West
Houston, Texas 77008

Ladies and Gentlemen:

      We have acted as counsel to Enterprise Products Partners L.P., a Delaware limited partnership (the "Partnership"), and its 99% owned Delaware subsidiary, Enterprise Products Operating L.P., (the "Operating Partnership"), in connection with the offer and sale by the Partnership of up to 10,400,000 common units representing limited partner interests in the Partnership (the "Common Units"). We have participated in the preparation of the Partnership's registration statement on Form S-3 (No.: 333-102778) filed on January 28, 2003 by the Partnership with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto filed with the Commission on March 19, 2003, and Amendment No. 2 thereto filed with the Commission on April 15, 2003 and being declared effective by the Commission on April 21, 2003 (the "Registration Statement"). A prospectus supplement dated May 30, 2003 (the "Prospectus"), which together with the prospectus filed with the Registration Statement shall constitute part of the Prospectus, has been filed pursuant to Rule 424(b) promulgated under the Securities Act. Capitalized terms not defined herein shall have the meanings ascribed to them in the Underwriting Agreement dated May 29, 2003 relating to the offer and sale of the Common Units (the "Underwriting Agreement").

      In rendering the opinion set forth below, we have examined and relied upon
(i) the Registration Statement, including the Prospectus; (ii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership dated May 15, 2002, as amended (the "Partnership Agreement"), (iii) the Amended and Restated Agreement of Limited Partnership of the Operating Partnership, and (iv) such certificates, statutes and other instruments and documents as we consider appropriate for purposes of the opinion hereafter expressed. As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Revised Uniform Limited Partnership Act, corporate records and documents, certificates of corporate and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion.
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May 30, 2003


      In connection with this opinion, we have assumed that all common units will be issued and sold in the manner described in the Prospectus and in accordance with the terms of the Underwriting Agreement.

      Based upon and subject to the foregoing, we are of the opinion that when the Common Units have been issued and delivered in accordance with the terms of the Underwriting Agreement, then the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act and as described in the Prospectus).

      We hereby consent to the references to this firm under the caption "Legal Matters" in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement or a Current Report on Form 8-K. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                          Very truly yours,


                                          /s/ VINSON & ELKINS L.L.P.
                                          -----------------------------
                                              Vinson & Elkins L.L.P.